UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Layne Christensen Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAYNE CHRISTENSEN COMPANY
May 4, 2007
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company to be held at the Hyatt Regency Crown Center, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, June 7, 2007, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.
     Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.
Sincerely yours,
/s/ A. B. Schmitt
A. B. Schmitt
President and Chief Executive Officer

LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2007
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2007
INTRODUCTION
ITEM 1
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK
ITEM 2
ITEM 3
ITEM 4
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS OF THE MEETING
ANNUAL REPORT
ADVANCE NOTICE PROCEDURES/STOCKHOLDER NOMINATION SUBMISSION PROCESS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007
     The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), will be held at the Hyatt Regency Crown Center, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, June 7, 2007, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:
1.	To elect two directors to hold office for terms expiring at the 2008 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

2.	To consider and act upon approval of the Layne Energy, Inc. 2007 Stock Option Plan;

3.	To consider and act upon a stockholder proposal to spin off the Water and Wastewater Infrastructure Division of the Company to the stockholders;

4.	To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen Company for the fiscal year ending January 31, 2008; and

5.	To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.
     The Board of Directors of Layne Christensen has fixed the close of business on April 23, 2007, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.
     All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.
By Order of the Board of Directors
Steven F. Crooke
Senior Vice President—General Counsel and Secretary
May 4, 2007
Mission Woods, Kansas

LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2007

INTRODUCTION
     This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 7, 2007, and at any adjournment or adjournments thereof (the “Annual Meeting”). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Hyatt Regency Crown Center, located at 2345 McGee Street, Kansas City, Missouri 64108.
     This Proxy Statement and the enclosed form of proxy were first mailed to the Company’s stockholders on or about May 4, 2007.
Proxies
     You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies have been revoked prior to exercise, be voted in accordance with the stockholders’ instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for directors named in this Proxy Statement, in favor of approving the Layne Energy, Inc. 2007 Stock Option Plan, against the stockholder proposal to spin off the Water and Wastewater Infrastructure Division to the Company’s stockholders, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
     If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in “street” name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Voting at the Meeting
     For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company’s common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company’s common stock as of the close of business on April 23, 2007 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 15,517,724 shares of the Company’s common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.
     Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company’s common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the approval of the Layne Energy, Inc. 2007 Stock Option Plan; (ii) adoption of the stockholder proposal to spin off the Water and Wastewater Infrastructure Division to the Company’s stockholders, (iii) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year and (iv) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.
     In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the Layne Energy, Inc. 2007 Stock Option Plan, the stockholder proposal to spin off the Water and Wastewater Infrastructure Division, and/or the proposal to approve the ratification of the selection of the Company’s independent auditors as described herein are treated as votes against such proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.
Solicitation of Proxies
     This solicitation of proxies for the Annual Meeting is being made by the Company’s Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company’s transfer agent, will be paid by Layne Christensen.
     A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company’s Corporate Headquarters, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205. The list also will be available at the Annual Meeting.
ITEM 1
ELECTION OF DIRECTORS
     The Company’s Board of Directors currently consists of eight directors. The Board of Directors of the Company was previously divided into three classes, with the term of office of each class ending in successive years. In 2006, the Company amended its Certificate of Incorporation to require that each Director elected at or after the 2007 Annual Meeting would be elected for a one-year term. Directors elected before the 2007 Annual Meeting (including Directors appointed by the Board to fill a vacancy) will serve the full duration of their existing terms. The present terms of the directors formerly in Class III, J. Samuel Butler, Nelson Obus and John J. Quicke, expire at this Annual Meeting. Each of the nominees at this Annual Meeting, if elected, will serve one year until the 2008 Annual Meeting and until a successor has been elected and qualified. Directors in Class I (Donald K. Miller, Anthony B. Helfet and Andrew B. Schmitt) and Class II (David A.B. Brown and Jeffrey J. Reynolds) will continue in office until their terms expire at the time of the annual meetings of stockholders in 2008 and 2009, respectively.
     One of the purposes of this Annual Meeting is to elect two directors to serve one-year terms expiring at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Board of Directors has designated J. Samuel Butler and Nelson Obus as the nominees proposed for election at the Annual Meeting. Mr. John J. Quicke has decided not to stand for re-election as a director of the Company. In connection with Mr. Quicke’s decision, the Company will reduce the size of its Board from eight members to seven effective upon the completion of the Annual Meeting. Mr. Butler has been a director of the Company since 2003. Mr. Obus has been a director of the Company since 2004. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election of the nominees as directors. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.
     The Board of Directors recommends that you vote for the election of J. Samuel Butler and Nelson Obus as directors of the Company.
Nominees and Directors Continuing in Office
     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

				Director
	Name	Age	Present Position with the Company	Since
NOMINEES
	Term to Expire in 2008
	J. Samuel Butler	61	Director	2003
	Nelson Obus	60	Director	2004

DIRECTORS CONTINUING IN OFFICE
Class I:	Term to Expire in 2008
	Donald K. Miller	75	Director	1996
	Anthony B. Helfet	63	Director	2003
	Andrew B. Schmitt	58	Director, President and Chief Executive Officer	1993
Class II:	Term to Expire in 2009
	David A. B. Brown	63	Director, Chairman of the Board	2003
	Jeffrey J. Reynolds	40	Director, Executive Vice President	2005
     The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as directors at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:
     J. Samuel Butler has been president of Trinity Petroleum Management, LLC, an oil and gas management outsourcing company, since 1996. Mr. Butler has also served as Chairman of the Board, chief executive officer and president of ST Oil Company, an independent oil and gas exploration and production company, since 1996. In 2006, Mr. Butler was appointed to the Colorado School of Mines Advisory Board for a three-year term.
     Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities.
     Donald K. Miller has been Chairman of Axiom International Investors, LLC, a company engaged in international equity asset management, since 1999. He has also been President of Presbar Corporation, a private firm engaged in private equity investing and investment banking, since 1986 and was formerly Chairman of Greylock Financial, Inc., an affiliate of Greylock Management Corporation, from 1986 to 1996. In addition, Mr. Miller served as Chairman and Chief Executive Officer of Thomson Advisory Group L.P. (subsequently PIMCO Advisors Holdings L.P.), an asset management company, from 1990 to 1993 and as Vice Chairman from 1993 to 1994. Mr. Miller also served as Chairman of the Board of Directors of Christensen Boyles Corporation (“CBC”) from 1986 to December 1995 and was involved in the formation of CBC and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of RPM International, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.
     Anthony B. Helfet, has served as the Vice Chairman and co-head of Mergers and Acquisitions for Merriman Curhan Ford & Co. since September of 2005. Prior to that, he was a special advisor to UBS from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a managing director of the West Coast operations of Dillon, Read & Co. Inc. and its successor organization, UBS. Mr. Helfet was also managing director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon, Read & Co. Mr. Helfet is a member of the board of directors of Alliance Imaging Inc., and MCF Corporation, the parent company of Merriman Curhan Ford & Co.
     Andrew B. Schmitt has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt is also a director of Euronet Worldwide Inc.
     David A. B. Brown currently serves as Chairman of the Board of Directors of Pride International, Inc. He is also on the board of directors of EMCOR Group, Inc., and from 1984 to 2005 Mr. Brown was president of The Windsor Group, a consulting firm that focuses on energy related issues facing oilfield services and engineering companies. He has over 30 years of energy related experience.
     Jeffrey J. Reynolds became a director of the Company on September 28, 2005, in connection with the acquisition of Reynolds, Inc. by Layne Christensen Company. Mr. Reynolds has served as the President of Reynolds, Inc., a company which provides products and services to the water and wastewater industries, since 2001. Mr. Reynolds also became a Senior Vice President of the Company on September 28, 2005. On March 30, 2006, Mr. Reynolds was promoted to Executive Vice President of the Company.
     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company, except for the Agreement and Plan of Merger, dated August 30, 2005, among Layne Christensen Company, Layne Merger Sub 1, Inc., Reynolds, Inc. and the Stockholders of Reynolds, Inc. listed on the signature pages thereto (the “Merger Agreement”).
     Pursuant to the Merger Agreement, the Company agreed to increase the size of its Board of Directors and appoint Mr. Reynolds to fill the newly created vacancy. The Company also agreed to nominate Mr. Reynolds for re-election as a director at the Annual Meeting held on June 8, 2006, and recommend and solicit proxies for his election to the Board of Directors at the Annual Meeting.
Compensation of Directors
     Each director of the Company who is not also an employee of the Company, except the Chairman of the Board, receives an annual retainer of $18,000. The Chairman of the Board receives an annual retainer of $75,000. The chairman of the Audit Committee receives an additional retainer of $3,000 per year and the chairmen of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional retainer of $1,500 per year. Effective February 1, 2007, as a result of a review of the Company’s director compensation conducted by the independent compensation consulting firm of Mercer Human Resource Consulting, the Board of Directors increased the annual retainer paid to non-employee board members from $18,000 to $35,000, the annual retainer paid to the Chairman of the Audit Committee from $3,000 to $5,000, and the annual retainer paid to the Chairman of the Compensation Committee from $1,500 to $5,000. All such retainers are payable in quarterly installments. In addition, each non-employee director receives $1,000 for each board meeting he or she attends either in person or via teleconference and each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee receives $500 for each meeting he or she attends either in person or via teleconference. Effective February 1, 2007, the meeting fee paid for meetings of the board committees was also increased from $500 per meeting to $1,000 per meeting. As an additional component of their compensation package, all non-employee directors of the Company received a one-time award of an option to purchase 3,000 shares of the Company’s common stock upon the approval of the Amended and Restated Layne Christensen Company 2002 Stock Option Plan (the “2002 Option Plan”) at the Company’s Annual Meeting in 2002. Any newly elected non-employee directors will receive the same one-time award of an option to purchase 3,000 shares of the Company’s common stock upon becoming a member of the Board. In the past, each non-employee director, except the Chairman, was awarded an option to purchase 2,000 shares of the Company’s common stock on an annual basis. The Chairman of the Company’s Board of Directors received a grant of options for the purchase of 4,000 shares of the Company’s common stock on an annual basis. The director options were priced at the market price of the common stock on the day they were issued, were 100% vested upon issuance, have a ten-year life and are otherwise subject to all of the terms and conditions of the 2002 Option Plan or such other plan under which the options were issued. However, in connection with the changes to director compensation that were effective as of February 1, 2007, instead of receiving an annual option award, each non-employee director, except the Chairman, will receive an annual award of restricted stock in the Company with a value equal to $40,000 on the date of the award. The Chairman will receive an annual award of restricted stock in the Company with a value equal to $75,000 on the date of the award. The annual award will be made at the time of the Company’s annual meeting each year. The restricted stock will be valued based on the market price of the Company’s common stock on the day the stock is issued, it will be 100% vested upon issuance, subject to a one-year restriction on sale, and will otherwise be subject to all of the terms and conditions of the Layne Christensen Company 2006 Equity Incentive Plan (the “2006 Equity Plan”) or such other plan under which the restricted stock may be issued. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.
     A director may elect to defer receipt of all or a portion of their cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan for Directors. Under the Company’s Deferred Compensation Plan for Directors, non-employee directors of the Company can elect to receive deferred compensation in three forms—a cash credit, a stock credit or a combination of the two. The value of deferrals made in the form of a stock credit track the value of the Company’s common stock. Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year. All payments made under the plan will be made in cash. As of January 31, 2007, Mr. Brown had accumulated the equivalent of 3,541.30 shares of common stock in his stock credit account, Mr. Butler had accumulated the equivalent of 2,427.02 shares of common stock in his stock credit account, Mr. Helfet had accumulated the equivalent of 2,610.47 shares of common stock in his stock credit account, Mr. Obus had accumulated the equivalent of 2,557.55 shares of common stock in his stock credit account, and Mr. Miller had accumulated the equivalent of 8,169.70 shares of common stock in his stock credit account.
     The following table sets forth the compensation paid to our non-employee directors during the fiscal year ended January 31, 2007. Messrs. Schmitt and Reynolds are our only directors who are also employees of the Company, and their compensation is reported in our Summary Compensation Table.
Fiscal 2007 Director Compensation Table

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
J. Samuel Butler	$32,000	—	$25,360	—	—	—	$59,360
Nelson Obus	31,500	—	25,360	—	—	—	58,860
John J. Quicke	6,500	—	37,980	—	—	—	47,480
Donald K. Miller	33,500	—	25,360	—	—	—	60,860
Anthony B. Helfet	32,004	—	25,360	—	—	—	59,364
David A. B. Brown	86,496	$29,700	50,720	—	—	—	166,916
Warren G. Lichtenstein	19,500	—	25,360	—	—	—	46,860
Robert J. Dineen	8,500	—	—	—	—	—	8,500

(1)	As of January 31, 2007, the Company had aggregate outstanding stock awards to non-employee directors in the amount of 1,000 shares, all of which are held by Mr. Brown.

(2)	As of January 31, 2007, the Company had aggregate outstanding option awards to non-employee directors in the amount of 9,000, 9,000, 3,000, 9,000, 9,000 and 13,000 options, held by Messrs. Butler, Obus, Quicke, Miller, Helfet and Brown, respectively.
Meetings of the Board and Committees
     During the fiscal year ended January 31, 2007, the Board of Directors of Layne Christensen held eight meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year and during the period which such director served. It should be noted that the Company’s directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.
     Pursuant to the Company’s Bylaws, the Board of Directors has established an Audit Committee, a Nominating & Corporate Governance Committee and a Compensation Committee.
Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of (i) the integrity of the Company’s financial statements, financial reporting process and internal control system; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor qualifications and independence; (iv) the performance of the Company’s internal audit function and its independent auditors and (v) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is responsible for the appointment of the Company’s independent auditors and the terms of their engagement, reviewing the Company’s policies and procedures with respect to internal auditing, accounting, financial and disclosure controls and reviewing the scope and results of audits and any auditor recommendations. The Audit Committee held five meetings during the fiscal year ended January 31, 2007, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. On March 29, 2007, the Audit Committee approved the Amended and Restated Audit Committee Charter, which was modified from the prior year to reflect certain changes in the law. The complete text of the Amended and Restated Charter is available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The current members of the Audit Committee are Donald K. Miller (Chairperson), Anthony B. Helfet, J. Samuel Butler and Nelson Obus. All of the members of the Audit Committee are independent within the meaning of SEC Regulations and the Nasdaq listing standards. The Board has determined that each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations and that all such members are financially literate and have experience in finance or accounting resulting in their financial sophistication within the meaning of the Nasdaq listing standards. The Report of the Audit Committee for fiscal year 2007 appears below.
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors is composed of independent directors as required by and in compliance with the listing standards of the Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.
     The functions of the Audit Committee are set forth in its charter. One of the Audit Committee’s principle functions is overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
     The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended January 31, 2007, with management and the independent registered accounting firm. The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States), including those matters set forth in Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of information technology and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
     Based on the reports and discussions described above, the Audit Committee has approved the inclusion of the Company’s audited financial statements and Management’s Report on Internal Control Over Financial Reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, which will be filed with the Securities and Exchange Commission.
     Respectfully submitted on April 12, 2007, by the members of the Audit Committee of the Board of Directors:

Donald K. Miller, Chairman	Anthony B. Helfet
J. Samuel Butler	Nelson Obus
Nominating & Corporate Governance Committee
     The Company’s Board of Directors created a Nominating & Corporate Governance Committee (the “Nominating Committee”) on February 16, 2004. In accordance with the process described below under the heading “Selection of Board Nominees,” the Nominating Committee identifies individuals qualified to become members of the Company’s Board of Directors, recommends to the Board proposed nominees for Board membership, recommends to the Board directors to serve on each standing committee of the Board and assists the Board in developing and overseeing corporate governance guidelines. The Charter of the Nominating Committee is available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The Nominating Committee held one meeting during the fiscal year ended January 31, 2007, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. The current members of the Nominating Committee are J. Samuel Butler (Chairperson), David A. B. Brown, Donald K. Miller and John J. Quicke. All of the members of the Nominating Committee are independent within the meaning of SEC regulations and the Nasdaq listing standards.
Compensation Committee
     The Compensation Committee establishes annual and long-term performance goals and objectives for the Company’s management, evaluates the performance of management and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company’s executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company’s incentive plans, including the Company’s Executive Incentive Compensation Plan. The charter of the Compensation Committee is available on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations). The current members of the Compensation Committee are Anthony B. Helfet (Chairperson), David A.B. Brown, John J. Quicke and Nelson Obus. All of the members of the Compensation Committee are independent within the meaning of SEC regulations and the Nasdaq listing standards. The Compensation Committee met two times during the fiscal year ended January 31, 2007, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee’s area of responsibility.
Selection of Board Nominees
     The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate or that is required by the Company’s bylaws relating to stockholder nominations as described below under the heading “Advance Notice Procedures.” The Company’s Secretary will forward the information to the members of the Nominating Committee, who will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the proxy rules, the Company’s bylaws, the Company’s Nominating & Corporate Governance Committee Charter, the Company’s Corporate Governance Guidelines and the director selection procedures established by the Nominating & Corporate Governance Committee.
     Once the Nominating Committee has identified a prospective nominee candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the candidate. This information may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the criteria and qualifications described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Nominating Committee then evaluates the prospective nominees against the criteria and qualifications set out in the Nominating Committee’s Charter. Such criteria and qualifications include:
•	a general understanding of management, marketing, accounting, finance and other elements relevant to the Company’s success in today’s business environment;

•	an understanding of the principal operational, financial and other plans, strategies and objectives of the Company;

•	an understanding of the results of operations and the financial condition of the Company and its significant business segments for recent periods;

•	an understanding of the relative standing of the Company’s significant business segments vis-à-vis competitors;

•	the educational and professional background of the prospective candidate;

•	the prospective nominee’s standards of personal and professional integrity;

•	the demonstrated ability and judgment necessary to work effectively with other members of the Board to serve the long-term interests of the stockholders;

•	the extent of the prospective nominee’s business or public experience that is relevant and beneficial to the Board and the Company;

•	the prospective nominee’s willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings;

•	the prospective nominee’s commitment to the long-term growth and profitability of the Company; and

•	the prospective nominee’s ability to qualify as an independent director as defined in the Nasdaq listing standards.
However, as determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of the Company or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and the Company at a particular point in time.
     The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.
Other Corporate Governance Matters
     All of the members of the Board are independent within the meaning of SEC regulations and the Nasdaq listing standards, with the exception of Andrew B. Schmitt and Jeffrey J. Reynolds. Mr. Schmitt and Mr. Reynolds are considered inside directors because of their employment as executives of the Company.
     On November 25, 2003, the Company adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the Company, including the chief executive officer, chief financial officer and controller. The Code of Business Conduct and Ethics is available free of charge on the Company’s website under the heading “Investor Relations” (www.laynechristensen.com/investorrelations).

COMPENSATION DISCUSSION AND ANALYSIS
     The objectives of our executive compensation program for the five “Named Executive Officers” listed on page 16 (the “Executives”) are:
•	to attract and retain top-quality Executives;

•	to tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives; and

•	to align the Executives’ incentives with stockholder value creation.
     To achieve these objectives, the Compensation Committee (the “Committee”) implements and maintains compensation plans that tie a significant portion of Executives’ overall compensation to our financial performance. Overall, the total compensation program is intended to be set at or near market-based competitive levels of comparable companies.
     Management of the Company retained the independent compensation consulting firm of XBS Partners to evaluate certain aspects of our Executive compensation program. XBS Partners reviewed data from five different sources for salary trend analysis (Mercer-U.S. Compensation Planning Survey, Hewitt-Salary Planning Survey, ORC World Wide, The Conference Board and World at Work Salary Budget Survey). In addition, XBS Partners compiled actual competitive salary data from published salary surveys based upon job descriptions and scope of responsibility data. Such sources included:
•	The Conference Board Top Executive Compensation Report;

•	Mercer Benchmark Executive Survey;

•	National Executive Compensation Survey (Employers Association Group); and

•	Watson Wyatt Top Management.
     XBS Partners met with the Company’s Vice President of Human Resources to learn about our business operations and the job responsibilities of each of the Executives.
     The Committee has also retained Towers Perrin, an independent compensation consultant, to assist it in evaluating the Company’s fiscal 2008 Executive compensation program and, if necessary, to recommend changes to the Company’s executive compensation program.
Compensation Components
     Our compensation program consists of the following components:
     Base Salary. Base salaries for our Executives are established based on their scope of responsibilities, taking into account competitive market compensation paid by other companies for similar positions based upon publicly available salary surveys and information. Generally, we believe that Executive base salaries should be targeted near the market-based salary range for Executives in similar positions and with similar responsibilities. XBS Partners developed market-based salary level recommendations, based on the salary information for each Executive’s counterpart, as published in various salary surveys, but as adjusted to reflect differences in job descriptions and scope of responsibility for each Executive. The Committee increased the fiscal 2008 base salaries of certain Executives as follows in order to better align their salaries with market-based rates, based on the recommendation of XBS Partners and, for executives other than himself, the chief executive officer:

	Base Salary
			Percentage
Executive	Fiscal 2008	Fiscal 2007	Increase
Andrew B. Schmitt, President and Chief Executive Officer	$520,000	$500,000	4.0%

Jerry W. Fanska, Senior Vice President—Finance	$250,000	$240,000	4.2%

Eric R. Despain, Senior Vice President and President, Mineral Exploration Division	$250,000	$240,000	4.2%
     Based on the criteria discussed, the Committee determined that Mr. Jeffrey Reynolds, an Executive Vice President of the Company, and Mr. Colin Kinley, President of the Company’s Energy Division, were adequately compensated and, as a result, their salaries remained unchanged. Mr. Reynolds’ base salary is currently $239,000 per year and Mr. Kinley’s base salary is currently $200,000 per year.
     The Committee annually reviews base salaries, and makes adjustments from time to time to realign our salaries with market levels after taking into account individual performance, responsibilities, experience, autonomy, strategic perspectives and marketability, as well as the recommendation of the chief executive officer.
     Annual Incentives. Our Executive Incentive Compensation Plan is intended to provide additional incentives for Executives to promote the best interests and profitable operation of the Company. In May 2006, the Committee developed a target for the Company’s chief executive officer and chief financial officer for fiscal 2007 based on (i) return on net assets (35% of total incentive compensation award), (ii) net income (35% of total incentive compensation award), and (iii) subjective targets for each Executive (30% of total incentive compensation award), as follows:

	Objective Criteria
	Return on Net	Net Income
Executive	Assets (35%)	(35%)	Subjective Criteria (30%)
Andrew B. Schmitt, President and Chief Executive Officer	7.35%	$19,329,000	• Board Relations
• Board Communications
• Empowering Division Management
• Execution of Company’s Strategic Plans
• Coordination with Board on Capital Allocation
			• Leadership, Stewardship, Honesty, Integrity at the Helm

Jerry W. Fanska, Senior Vice President—Finance	7.35%	$19,329,000	• Leadership • Timely, Accurate Financial Reporting • Communications • Reynolds Integration • SOX Compliance • Coordination with CEO and Board on Capital Allocation
In May 2006, the Compensation Committee also developed a target for Eric R. Despain, a Senior Vice President of the Company and President of the Mineral Exploration division, who participates in the Executive Incentive Compensation Plan, based on (i) the earnings before interest and income taxes of his particular division of the Company (70% of total incentive compensation award), and (iii) subjective targets for him (30% of total incentive compensation award), as follows:

	Objective Criteria
	Division Earnings Before
Executive	Interest and Taxes (EBIT) (70%)	Subjective Criteria (30%)
Eric R. Despain, Senior Vice President and President, Mineral Exploration Division	$17,436,000	• Leadership • Health, Safety & Environmental Compliance • Inventory Management • Personnel Development • Latin American Affiliate Liaison
     In setting the targets, the Committee considered information in the Company’s business plans and preliminary recommendations from the chief executive officer.
     If the president and chief executive officer of the Company achieves 100% of his target goals, his incentive award under the plan will be 50% of his base salary. If he achieves more than 100% of his target goals, then for each 1% increase above the target goals, he will receive an additional 1.5% of his base salary (in addition to the 50% described above), but such percentage cannot exceed 100% of his base salary. If the president and chief executive officer achieves less than 100% of his target goals, then for each 1% decrease below the target, the 50% base salary percentage will be reduced by 1%, but if the president and chief executive officer achieves 80% or less of the targets, his base salary percentage will be zero. As for each of the Company’s chief financial officer and senior vice president, if he achieves 100% of his target goals, his incentive award under the plan will be 37.5% of his base salary. If he achieves more than 100% of his target goals, then for each 1% increase above the target goals, he will receive an additional 1.5% of his base salary (in addition to the 37.5% described above), but such percentage cannot exceed 100% of his base salary. If such Executive achieves less than 100% of his target goals, then for each 1% decrease below the targets, the 37.5% base salary percentage will be reduced by 1%; provided, however that if the Executive achieves 80% or less of the targets, his base salary percentage will be zero. The chief executive officer advises the Committee on whether the subjective goals under this plan were achieved by these Executives.
     Notwithstanding the foregoing, the amount of the incentive compensation award for a fiscal year for each executive under the Executive Incentive Compensation Plan may be increased or decreased in the sole discretion of the Committee by an amount not greater than one third of the incentive compensation award determined under the preceding provisions if 100% of the targets is achieved.
     Incentive compensation awards may be paid in the form of cash, common stock or a combination of both, in the discretion of the Committee, and are based on an Executive’s performance during the fiscal year as compared to the targets, although Executives may choose to defer all or a portion of their incentive compensation awards under this plan. This deferral option is separate from deferrals that may be made under the Company’s Key Management Deferred Compensation Plan described below. If an Executive elects to defer such an award under this plan, the Executive will not be entitled to receive their deferred amount for six months after separation from service. In the event an Executive’s employment with the Company terminates (for reasons other than retirement, disability or death) said termination being instituted by the Executive or by the Company for cause, prior to the close of a fiscal year, such Executive shall not be entitled to any incentive compensation award for that fiscal year.
     The payments received by the Executives for fiscal 2007 under the Executive Incentive Compensation Plan were paid in cash in the following amounts:

	Objective Criteria
		Net		Subjective	Discretionary	Total
	Return on Net	Income	Division	Criteria	Increase	Incentive
Executive	Assets (35%)	(35%)	EBIT (70%)	(30%)	(1/3)	Award
Andrew B. Schmitt, President and Chief Executive Officer	$108,645	$114,333	—	$63,750	$95,575	$382,303

Jerry W. Fanska, Senior Vice President—Finance	$46,015	$48,423	—	$27,000	$40,479	$161,917

Eric R. Despain, Senior Vice President and President, Mineral Exploration Division	—	—	$112,434	$27,000	$46,478	$185,912
Mr. Schmitt and Mr. Fanska achieved approximately 131% of their return on net assets target, and pursuant to the formulas set forth above, their awards were increased to 73% and 55% of their base salaries, respectively. Such amounts were then weighted at 35% of their total incentive compensation award. Mr. Schmitt and Mr. Fanska achieved approximately 136% of their net income target, and pursuant to the formulas set forth above, their awards were increased to 77% and 58% of their base salaries, respectively. Such amounts were then weighted at 35% of their total incentive compensation award. Mr. Despain achieved approximately 152% of his Division EBIT target, and pursuant to the formula set forth above, his award was increased to 67% of his base salary. Such amount was then weighted at 70% of his total incentive compensation award.
     Mr. Schmitt, Mr. Fanska and Mr. Despain each received full credit toward their incentive compensation award for achieving the subjective goals that were established for them by the Committee at the beginning of fiscal 2007.
     Pursuant to the provisions of the Executive Incentive Compensation Plan and as reflected in the table above, the awards to the Executives under the Executive Incentive Compensation Plan were increased by one third at the discretion of the Committee because of the exceptional performance achieved by the Company during fiscal 2007.
     At a meeting of the Board of Directors of the Company, held on March 29, 2007, the Board set goals for the executive officers of the Company who participate in the Executive Incentive Compensation Plan to qualify for a bonus under such plan for the fiscal year ended January 31, 2008. Awards under the Executive Incentive Compensation Plan for the fiscal year ended January 31, 2008, will be based upon two performance goals, with

50% of the award based on the achievement of a set net income goal and 50% based on the achievement of a set goal for the return on net assets of the Company.
     Discretionary Bonus. At the discretion of the Committee, cash bonuses or deferred compensation plan contributions may be paid to an Executive. The purposes of such bonuses are to recognize a unique circumstance or performance beyond a contemplated level. The Committee evaluates such awards within the context of the overall performance of the Company. The determination of the type and amount of each discretionary bonus is based upon the recommendation of the chief executive officer, as well as the individual performance and contribution of the Executive to Company performance. Eric Despain and Colin Kinley received discretionary bonuses in the form of contributions to their deferred compensation accounts for fiscal 2007 in the amounts of $54,088 and $275,000, respectively. Mr. Despain’s bonus was granted to him to recognize the exceptional performance of his division during fiscal 2007, which the Committee felt was not appropriately reflected in the bonus he received under the Executive Incentive Compensation Plan. Mr. Kinley’s bonus was granted to him to recognize extraordinary success by the Company on a single non-recurring contract with an international oil exploration company that Mr. Kinley was responsible for obtaining and executing.
     Equity Compensation
     The Committee believes that the long-term performance of its Executives is achieved through ownership of stock-based awards, such as stock options, which expose Executives to the risks of downside stock prices and provide an incentive for Executives to build shareholder value.
     2002 Stock Option Plan
     The Company’s 2002 Stock Option Plan (the “2002 Plan”) is intended to provide additional incentives for key employees to promote the success of the Company and its subsidiaries by allowing such employees to share in the future growth of the business and to participate in ownership of the Company. The 2002 Plan provides for both incentive stock option grants and non-qualified stock option grants, which cannot be exercised until they have vested as a result of the Executive’s completion of specified numbers of years of continuous service with the Company.
     These option grants give Executives the right to purchase Company stock at a price equal to its market price on the date the option was granted. Incentive stock options granted under the 2002 Plan expire 10 years from the date of grant (or in the case of Executives who have the power to vote more than 10% of Company stock, five years from the date of grant). If an Executive’s employment is terminated for any reason, the stock options expire 30 days after the date of termination (but if the termination is caused by the executive’s death, the stock options expire 90 days after the date of death).
     None of the Executives received an award under the 2002 Plan during fiscal 2007.
     2006 Equity Incentive Plan
     Awards under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) are designed to encourage Executives to acquire a proprietary and vested interest in the growth and performance of the Company, as well as to assist the Company in attracting and retaining Executives by providing them with the opportunity to participate in the success and profitability of the Company. The 2006 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.
     In fiscal 2007, the Committee made only one grant to an Executive under the 2006 Plan, as described below. The Committee made the grant based on the recommendation of the chief executive officer and their assessment of required long-term incentive compensation.
     Stock Options. The Committee granted Mr. Schmitt, the chief executive officer, an option to purchase 70,000 shares of the Company’s common stock at $29.29 per share (which represents 100% of the fair market value on June 8, 2006, the date of grant). The option vests over a four-year period at the rate of 25% per year.
     Incentive stock options granted under the 2006 Plan expire 10 years from the date of grant (or in the case of Executives who have the power to vote more than 10% of Company stock, five years from the date of grant). If the Executive’s employment is terminated for cause, the option will be forfeited as of the time of the Executive’s removal. If the Executive resigns or is terminated by the Company without cause, the Executive may exercise vested options for a period of 30 days following his termination. If the Executive dies or is disabled, the Executive may exercise the option for a period of 90 days following termination of employment.
     In the event of a change of control of the Company, all outstanding options automatically become fully exercisable, fully vested or fully payable, as the case may be, as of the date of such change of control.
     Stock Appreciation Rights (SARs), Restricted Stock and Restricted Stock Units, Performance Shares and Performance Units. The Company has never granted any SARs, restricted stock awards or performance share awards to any of the Executives.
     Reynolds Division of Layne Christensen Company Cash Bonus Plan. Executive Jeffrey Reynolds participates in the Reynolds Division of Layne Christensen Company Cash Bonus Plan (the “Reynolds Plan”). The purpose of the Reynolds Plan is to provide a continuing incentive to key employees of the Company’s Reynolds division and a method to share the results of their efforts and success following the merger of Reynolds, Inc. into a Company subsidiary on September 28, 2005.
     Under the Reynolds Plan, the Company accrued and reserved a bonus pool for fiscal 2007 equal to 20% of the net income earned by the Reynolds division, as determined consistent with the past practices of Reynolds, and subject to reduction in the event the Reynolds division does not generate earnings before interest, taxes, depreciation and amortization (EBITDA) in excess of its EBITDA target for that year. The EBITDA target for the Reynolds division for each plan year through January 31, 2009, is $16,500,000. The Committee, in its sole discretion, determines whether to make an annual distribution to Mr. Reynolds under the Reynolds Plan. In fiscal 2007, the Reynolds division earned net income of $19,086,000, which resulted in a bonus pool to be distributed to the Reynolds division in an amount equal to $3,817,000. Out of this pool, the Committee awarded Mr. Reynolds a $354,000 bonus, which was approximately 148% of his base salary and approximately 9% of the bonus pool that was accrued for distribution to the Reynolds division. In making the award, the Committee considered the recommendations of Mr. Reynolds, the chief executive officer and the overall performance of the Reynolds division.
     Layne Energy, Inc. Incentive Compensation Plan. Executive Colin Kinley, President of the Company’s Energy division, participates in the Layne Energy, Inc. Incentive Compensation Plan (the “Energy Plan”). The purpose of the program is to reward Mr. Kinley and certain employees of the Energy division who during the last fiscal year have significantly contributed to the achievement of certain objectives of the Energy division. Awards under the Energy Plan are based on performance benchmarks, which include a factor for incremental gas reserves added during the fiscal year, meeting certain earnings before interest and income taxes (EBIT) targets for the Energy division, and reaching and maintaining certain levels of gas production during the fiscal year. The Committee establishes a pool for the Energy division based on the performance benchmarks achieved. The Committee determines the amount of Mr. Kinley’s bonus, if any, under the Energy Plan. The Committee considers the recommendation of Mr. Kinley, the chief executive officer and the overall performance of the Energy division. During fiscal 2007, the Energy division achieved incremental proved reserves equal to 15,210 Mmcf over the prior year, EBIT for the division equal to $10,680,000, and the division met or exceeded its production target of 11,000 mcf per day on 223 of 365 days, which resulted in a bonus pool for the Energy division equal to $729,000. Out of this pool, the Committee awarded Mr. Kinley a $200,000 bonus, which was equal to 100% of his base salary and approximately 27% of the bonus pool that was accrued for distribution to the Energy division.
     The Layne Energy, Inc. 2007 Stock Option Plan. For a complete description of this proposed new plan, see pages 23 -26 of this proxy statement. The Committee believes this new plan is necessary in order to align the interests of Mr. Kinley and other members of the Energy division with the achievement of certain objectives of the Company’s Energy division. The service-based awards under this plan are intended to reward Mr. Kinley and other employees of the Energy division who significantly contribute to the long-term goals and strategies of Layne Energy. Management of the Company retained the independent consulting firm of Mercer Human Resource Consulting, Inc. (“Mercer”) to evaluate the compensation strategy and program for Layne Energy and benchmark the compensation level for Mr. Kinley. No awards will be made under the Layne Energy, Inc. 2007 Stock Option Plan until after shareholder approval is received.
     Benefits. Our employees who meet minimum service requirements are entitled to receive medical, dental, life and short-term and long-term disability insurance benefits and may participate in a capital accumulation plan, as described below. Such benefits are provided equally to all Company employees, other than where benefits are provided pro rata based on the respective Executive’s salary (such as the level of disability insurance coverage).

     Capital Accumulation Plan. The Company has adopted a capital accumulation plan (the “Capital Accumulation Plan”). Each of the Company’s executive officers, including the Named Executive Officers, and substantially all other employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the “Code”). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company’s matching contribution program pursuant to a formula as designated by the Board of Directors. Currently, the Company makes a matching contribution that is equal to 100% of a participant’s salary deferrals that do not exceed 3% of the participant’s compensation plus 50% of a participant’s salary deferrals between 3% and 5% of the participant’s compensation. This form of matching contribution qualifies as what is known as a “safe harbor” matching contribution under the Employee Retirement Income Security Act of 1974. In addition, each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. At the option of the Board of Directors, all or any portion of Company contributions to this plan may be made in the Company’s common stock. Furthermore, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which cannot exceed $15,000 for participants who are 49 or younger, or $20,000 for participants who are 50 or older, for the calendar year 2007) under the Capital Accumulation Plan. A participant’s account will be placed in a trust and invested at the participant’s direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2007, total Company contributions under the Capital Accumulation Plan of $8,985, $8,702, $8,815, $8,726, and $8,877 accrued for the accounts of Messrs. Schmitt, Fanska, Despain, Reynolds and Kinley, respectively.
     Deferred Compensation. The Company’s Key Management Deferred Compensation Plan was designed to provide additional retirement benefits and income tax deferral opportunities for a select group of management and highly compensated employees. The plan allows such key executives, including the Executives, to defer the receipt of up to 25% of base salary and 50% of performance-based awards. The Company matches contributions to this plan in an amount determined annually by the Committee, generally based on recommendations from Company management. Currently, the matching contribution is 100% of deferrals up to $15,000. In addition, the Company may make contributions on a discretionary basis. Company contributions to the plan are subject to a five-year vesting schedule, with 50% of the contributions becoming vested after three years and 100% of the contributions becoming vested after five years. However, Company contributions become fully vested if a participant is involuntarily terminated by the Company within one year after a change of control of the Company. If a plan participant is not employed by the Company as of the last day of the plan year other than by reason of his or her retirement, death or disability, the Company contributions, if any, for such plan year shall be zero. In the event of an Executive’s retirement, disability or death, he or she shall be credited with the Company contribution, if any, for such plan year.
     The deferred compensation plan is a nonqualified and unfunded plan, and participants have only an unsecured promise from the Company to pay the amounts when they become due from the general assets of the Company. The Committee offers this benefit to provide Executives with an opportunity to save, on a tax deferred basis, amounts in addition to what they can save under the Company’s qualified retirement plans for retirement or future dates. The Committee believes this plan is important as a retention and recruitment tool because most of the companies with which the Company competes for executive talent provide a deferral plan for their executives.
     Perquisites. The Company believes its executive compensation program described above is sufficient for attracting talented executives and that providing large perquisites is neither necessary nor in the shareholders’ best interests. Accordingly, none of the executive officers received any perquisites that have a value in the aggregate in excess of $10,000 during the fiscal year ended January 31, 2007.

     Potential Payments Upon Change of Control, Retirement, Death or Disability
     Pursuant to an employment agreement between the Company and Mr. Schmitt dated October 12, 1993, Mr. Schmitt is entitled to a lump sum payment of 24 months’ salary in the event that his employment is terminated in connection with a change of control of the Company.
     In addition, the Company has agreed to pay Mr. Schmitt, pursuant to his Supplemental Executive Retirement Plan (“SERP”), an annual retirement benefit, beginning six months after Mr. Schmitt’s separation from service with the Company, equal to 40% of the average of his total compensation (as defined in the annual retirement benefit agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the “Annual Benefit”). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt’s Capital Accumulation Plan account as of the date of his retirement (the “Annuity Equivalent”). As of January 31, 2007, the Company funded balance in Mr. Schmitt’s account under the Capital Accumulation Plan was $101,260. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company. If Mr. Schmitt separates from service prior to age 65, reduced further by multiplying the Annual Benefit by the percentage (referred to under the Plan as the “Early Retirement Reduction Factor” and set forth below in the following table) depending on Mr. Schmitt’s age at the time of his separation from service.

Age at Separation from Service	Percentage of Annual Benefit
55	48.81%
56	52.06%
57	55.59%
58	59.45%
59	63.68%
60	68.32%
61	73.43%
62	79.06%
63	85.31%
64	92.26%
     Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the “Disability Benefit”). The Disability Benefit will also be reduced by the Annuity Equivalent but is not subject to the Early Retirement Reduction Factor. Mr. Schmitt is deemed to have become “disabled” if he (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.
     Mr. Schmitt’s surviving spouse, if any, will be entitled to receive a death benefit (the “Death Benefit”) upon Mr. Schmitt’s death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.
     Adjustments to Compensation Plan
     The Company has no formal policy on recapturing salary or incentive awards (equity or cash) granted to an Executive, in the event that the Company were to have to restate its financial statements (whether arising from conduct or actions of the Executive, or otherwise). However, the discretion retained by the Committee to make adjustments in all types of compensation, permits it to decrease an Executive’s compensation under such circumstances if such compensation has not already been paid or become final. There is currently no procedure to recover (“claw back”) an element of compensation that has been paid and become final. To date, the Company has never been required to restate its financial statements.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement beginning at page 9.
     Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007.
     Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Anthony B. Helfet (Chairman)	David A.B. Brown
John J. Quicke	Nelson Obus
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
     The following table sets forth for the fiscal years ended January 31, 2007, 2006 and 2005, respectively, the compensation of the Company’s chief executive officer and of each of the Company’s four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 2007, exceeded $100,000 for services to the Company and its subsidiaries in all capacities (collectively, the “Named Executive Officers”):
Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal	Fiscal	Salary(1)	Bonus(2)	Awards	Awards	sation	Earnings	sation(3)(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Andrew B. Schmitt	2007	$484,423	$386,203	—	$887,600	—	$277,771	$12,461	$2,048,458
President, Chief	2006	425,000	203,900	—	—	—	n/a	11,023	639,923
Executive	2005	413,423	204,077	—	409,050	—	n/a	11,393	1,045,743
Officer and Director

Jeffrey J. Reynolds(5)	2007	239,000	354,000	—	—	—	—	10,607	603,607
Executive Vice President	2006	82,730	141,667	—	546,250	—	n/a	735	771,382

Eric R. Despain	2007	239,847	241,500	—	—	—	—	27,193	508,540
Senior Vice President	2006	220,000	47,220	—	410,200	—	n/a	10,412	687,832
	2005	213,385	115,506	—	181,800	—	n/a	9,880	520,571

Jerry W. Fanska	2007	239,847	163,380	—	—	—	—	30,536	433,701
Senior Vice President -	2006	212,000	78,463	—	410,200	—	n/a	10,330	710,993
Finance and Treasurer	2005	206,377	76,529	—	181,800	—	n/a	9,809	474,515

Colin B. Kinley	2007	199,039	475,000	—	—	—	—	24,500	698,539
Energy Division	2006	174,904	175,000	—	—	—	n/a	8,957	360,015
President	2005	150,000	82,000	—	136,350	—	n/a	8,202	378,118

(1)	Reflects salary earned for the fiscal years ended January 31, 2007, 2006 and 2005, respectively. The salary amounts in 2007 for Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley include amounts deferred under the Company’s Key Management Deferred Compensation Plan of $1,154, $1,838, $21,154, $55,385 and $15,000, respectively. Mr. Kinley’s salary for 2006 also includes an amount deferred under the same plan of $1,154. All amounts deferred are also reflected in the Non-Qualified Deferred Compensation table appearing on page 19 in this Proxy Statement.

(2)	Reflects bonuses earned for the fiscal years ended January 31, 2007, 2006 and 2005, respectively. The bonus amounts in 2007 for Messrs. Reynolds, Despain, Fanska and Kinley include amounts deferred under the Company’s Key Management Deferred Compensation Plan of $177,000, $54,088, $80,958 and $325,000, respectively. All amounts deferred are also reflected in the Non-Qualified Deferred Compensation table appearing on page 19 in this Proxy Statement. The bonus amounts in 2007 and 2006 for Messrs. Schmitt, Despain and Fanska also include bonuses awarded in connection with the sale of certain non-strategic assets, which were completed in fiscal 2007 and 2006, in the amounts of $3,900, $1,500 and $1,463, respectively, in each year.

(3)	Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds $10,000.

(4)	All Other Compensation for the fiscal year ended January 31, 2007, includes Layne Christensen contributions in the amounts of $8,985, $8,726, $8,815, $8,702 and $8,877, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley, respectively, under the Company’s Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley in the amounts of $2,322, $43, $2,224, $2,219 and $623, respectively; and Company matching contributions to the accounts of Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley under the Company’s Key Management Deferred Compensation Plan of $1,154, $1,838, $16,154, $19,615 and $15,000, respectively.

All Other Compensation for the fiscal year ended January 31, 2006, includes Layne Christensen contributions in the amounts of $8,400, $735, $8,400, $8,400, and $8,431, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley, respectively, under the Company’s Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Despain, Fanska and Kinley in the amounts of $2,623, $2,012, $1,930 and $526, respectively; and a Company matching contribution to the account of Mr. Kinley under the Company’s Key Management Deferred Compensation Plan of $1,154.

All Other Compensation for the fiscal year ended January 31, 2005, includes Layne Christensen contributions in the amounts of $7,707, $7,954, $7,952 and $5,308, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Despain, Fanska and Kinley, respectively, under the Company’s Capital Accumulation Plan; and the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Despain, Fanska and Kinley in the amounts of $3,686, $1,926, $1,857 and $300, respectively; income in the amount of $4,160 recognized by Mr. Kinley in connection with the reimbursement of certain moving and other relocation costs and for taxes incurred thereon.

(5)	Mr. Reynolds became a Senior Vice President of the Company in September 2005 at the time of the merger of Reynolds, Inc. into a subsidiary of the Company. He was promoted to Executive Vice President of the Company in March 2006. Mr. Reynolds’ compensation for fiscal 2006 reflects only post-merger compensation paid by the Company.

Grants of Plan-Based Awards During Fiscal 2007
     The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 2007, of awards under both the Company’s equity and non-equity plans.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity			Number of	Number of	or Base
		Awards(1)			Incentive Plan Awards			Shares of	Securities	Price of
				Maxi-			Maxi-	Stock or	Underlying	Option
		Threshold	Target	mum	Threshold	Target	mum	Units	Options	Awards
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)
Andrew B. Schmitt	06/08/2006	—	$382,303	—	—	—	—	—	70,000	$29.29

Jeffrey J. Reynolds		—	354,000	—	—	—	—	—	—	—

Eric R. Despain		—	185,912	—	—	—	—	—	—	—

Jerry W. Fanska		—	161,917	—	—	—	—	—	—	—

Colin B. Kinley		—	200,000	—	—	—	—	—	—	—

(1)	There are no estimated future payouts under the Company’s non-equity incentive plans for awards granted during the fiscal year ended January 31, 2007. All payouts under the Company’s non-equity incentive plans for awards granted during fiscal 2007 were made on April 13, 2007 and are reported in the Target column in the table above, and in the Summary Compensation Table, which appears on page 5 of this Proxy Statement. The calculation of the payouts reported above are also explained in detail in the Compensation Discussion and Analysis appearing on page 9 of this Proxy Statement.
Outstanding Equity Awards at Fiscal Year-End
     The following table lists all outstanding equity awards held by our Named Executive Officers as of January 31, 2007.

	Option Awards							Stock Awards
										Equity
					Equity					Incentive Plan
					Incentive Plan				Market	Awards:	Equity Incentive
					Awards:				Value of	Number of	Plan Awards:
	Number of		Number of		Number of				Shares or	Unearned	Market Value or
	Securities		Securities		Securities			Number of	Units of	Shares, Units	Payout Value of
	Underlying		Underlying		Underlying			Shares or	Stock that	or Other	Unearned Shares,
	Unexercised		Unexpired		Unexercised	Option	Option	Units of Stock	Have Not	Rights that	Units or Other
	Options (#)		Options (#)		Unearned	Exercise	Expiration	that Have Not	Vested	Have Not	Rights that Have
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date	Vested (#)	($)	Vested (#)	Not Vested ($)
Andrew B. Schmitt	87,500	(1)	—		—	$5.25	04/20/2009	—	—	—	—
	22,500	(2)	22,500	(2)	—	$16.65	06/28/2014
	—		70,000	(3)	—	$29.29	06/08/2016

Jeffrey J. Reynolds	14,375	(4)	43,125	(4)	—	$23.05	09/28/2015	—	—	—	—

Eric R. Despain	10,000	(2)	10,000	(2)	—	$16.65	06/28/2014	—	—	—	—
	8,750	(5)	26,250	(5)	—	$27.87	01/20/2016

Jerry W. Fanska	—	(2)	10,000	(2)	—	$16.65	06/28/2014	—	—	—	—
	8,750	(5)	26,250	(5)	—	$27.87	01/20/2016

Colin B. Kinley	—	(2)	7,500	(2)	—	$16.65	06/28/2014	—	—	—	—

(1)	The options are fully vested and exercisable.

(2)	The options vest in 4 equal annual installments on June 28th of each year. If they have not yet been exercised, the options in the grant are currently 50% vested and 50% unvested.

(3)	The options vest in 4 equal annual installments on June 8th of each year. All of the options in the grant are currently unvested.

(4)	The options vest in 4 equal annual installments on September 28th of each year. If they have not yet been exercised, the options in the grant are currently 25% vested and 75% unvested.

(5)	The options vest in 4 equal annual installments on January 20th of each year. If they have not yet been exercised, the options in the grant are currently 25% vested and 75% unvested.
Option Exercises and Stock Vested
     The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and the vesting of stock during the fiscal year ended January 31, 2007.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized on Exercise	Acquired on Vesting	Value Realized on
Name	Acquired on Exercise (#)	($)	(#)	Vesting ($)
Andrew B. Schmitt	50,000	$979,534	—	—

Eric R. Despain	—	—	—	—

Jerry W. Fanska	77,250	$1,561,685	—	—

Colin B. Kinley	7,500	$129,138	—	—

Jeffrey J. Reynolds	—	—	—	—
Pension Benefits
     The following table shows the number of years of credited service earned through December 31, 2006, and the actuarial present value of the accumulated benefits for Mr. Andrew B. Schmitt, our President and Chief Executive Officer, under his SERP. The accumulated benefit present values were determined using the same discount rate and mortality assumptions as used and disclosed in Footnote 10 of the Company’s Consolidated Financial Statements for the fiscal year ended January 31, 2007. The values shown are estimates only. The actual benefit payable will be determined upon Mr. Schmitt’s retirement or termination from the Company. The terms of Mr. Schmitt’s SERP are set forth in detail in the compensation discussion and analysis included in this Proxy Statement under the heading “Potential Payments Upon Change of Control, Retirement, Death or Disability.” Mr. Schmitt is the only Named Executive Officer that is entitled to receive any such pension benefit. No payments were made under the SERP to Mr. Schmitt during the last fiscal year.

		Number of	Present Value of	Payments During
		Years Credited	Accumulated	Last Fiscal
Name	Plan Name	Service (#)	Benefit ($)	Year ($)
Andrew B. Schmitt	Supplemental Executive Retirement Plan	13	$1,539,967	$0
Non-Qualified Deferred Compensation
     The following table sets forth the contributions made by our Named Executive Officers and the earnings accrued on all such contributions under our Key Management Deferred Compensation Plan during the fiscal year ended January 31, 2007.

	Executive	Registrant	Aggregate
	Contributions in	Contributions in	Earnings in
	Last Fiscal	Last Fiscal	Last Fiscal	Aggregate	Aggregate Balance
	Year(1)	Year(2)	Year(3)	Withdrawals/	at Last Fiscal Year
Name	($)	($)	($)	Distributions ($)	End (4) ($)
Andrew B. Schmitt	$1,154	$1,154	$3	—	$2,311
Jeffrey J. Reynolds	1,838	1,838	35	—	3,711
Eric R. Despain	21,154	16,154	1,724	—	39,032
Jerry W. Fanska	55,385	19,615	6,089	—	81,089
Colin B. Kinley	15,000	15,000	3,459	—	35,781

(1)	The amounts reported in this column are included in the salary of each executive as indicated in footnote (1) to the Summary Compensation Table. Bonuses indicated as being deferred in footnote (2) to the Summary Compensation Table are not reflected in this column as they are not credited to the account of the executive until the following fiscal year.

(2)	The amounts reported in this column are included in the All Other Compensation column for each executive as indicated in footnote (4) to the Summary Compensation Table.

(3)	The earnings reporting in this column are not included in the Summary Compensation Table as they are not above-market or preferential.

(4)	Includes amounts reported as compensation in the Summary Compensation Table of $2,308, $3,676, $37,308, $75,000 and $32,322 for Messrs. Schmitt, Reynolds, Despain, Fanska and Kinley, respectively.
Equity Compensation Plan Information
     The following table provides information as of January 31, 2007, with respect to shares of the Company’s common stock that have been authorized for issuance under the existing equity compensation plans, including the Company’s 2006 Equity Plan and 2002 Option Plan.
     The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect. Footnote 5 to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of options under expired plans as of January 31, 2007, and the weighted average exercise price of those options. No additional options may be granted under such plans.

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan Category	rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	631,000 (1)	$23.42	514,000 (2)

Equity compensation plans not approved by security holders (3)	0	N/A	— (4)

Total	631,000 (5)		514,000

(1)	Shares issuable pursuant to outstanding options under the 2006 Equity Plan and the 2002 Option Plan.

(2)	Represents shares of Company common stock which may be issued pursuant to future awards under the 2006 Equity Plan. There are currently no shares that remain available for issuance under the 2002 Option Plan.

(3)	The equity compensation plans not approved by security holders include the Company’s Executive Incentive Compensation Plan (the “Executive IC Plan”), the District Incentive Compensation Plan (the “District IC Plan”), the Corporate Staff Incentive Compensation Plan (the “Corporate IC Plan”), and the Water and Wastewater Infrastructure Group Incentive Compensation Plan (the “Water IC Plan”).

(4)	The number of shares issuable pursuant to equity compensation plans not approved by security holders is not presently determinable, as explained below under “Equity Compensation Plans not Approved by Security Holders.”

(5)	The table does not include information for equity compensation plans that have expired. The Company’s 1992 Option Plan expired in May 2002. As of January 31, 2007, a total of 24,875 shares of Company common stock were issuable upon the exercise of outstanding options under the expired 1992 Option Plan. The weighted average exercise price of those options is $5.25 per share. No additional options may be granted under the 1992 Option Plan. The Company’s 1996 Option Plan expired in May 2006. As of January 31, 2007, a total of 307,654 shares of Company common stock were issuable upon the exercise of outstanding options under the expired 1996 Option Plan. The weighted average exercise price of those option is $14.27 per share. No additional options may be granted under the 1996 Option Plan.
Equity Compensation Plans not Approved by Security Holders
     The Executive IC Plan, the District IC Plan, the Corporate IC Plan, and the Water IC Plan (collectively, the “IC Plans”) have each been adopted by the Board of Directors of the Company. The Executive IC Plan and the Corporate IC Plan are each incentive compensation plans that provide for an annual bonus equal to a certain percentage of a participant’s base salary to be paid to the participants upon the attainment of certain financial and other goals, which are adopted and approved by the Board of Directors for each fiscal year. The District IC Plan was replaced by the Water IC Plan during the last fiscal year. However, both plans provide for a bonus pool for each district which is divided among the participants at a district as determined by the manager of that district. The size of the bonus pool is determined based on the attainment of certain financial and other goals. The IC Plans differ in the eligible participants, the calculation of the annual bonuses, the goals, and the percentages of a participant’s salary paid as an award. No shares of Company common stock have been authorized for future issuance under the IC Plans and no options, warrants or rights may be granted under the IC Plans. The IC Plans each provide that all or part of an employee’s incentive compensation under the IC Plans may, at the discretion of the Board of Directors, be paid in either cash or shares of the Company’s common stock, which may be either restricted or unrestricted and may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Prior to the payment of any incentive compensation under the IC Plans in the form of shares of the Company’s common stock, the Board of Directors must authorize the issuance of such shares.
OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK
     The following table sets forth certain information as of March 30, 2007, except as otherwise provided, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company’s common stock, by each director or nominee for director of the Company, by each Named Executive Officer, and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

	Amount and
	Nature of		Percentage of
	Beneficial		Shares
Name	Ownership (1)		Outstanding (1)
PowerShares Capital Management LLC (2)	1,360,863		8.8%
Jeffrey J. Reynolds (3)	819,154		5.3%
Nelson Obus (4)	609,290		3.9%
Andrew B. Schmitt	231,250	(5)	1.5%
Jerry W. Fanska	8,750	(5)	*
Eric R. Despain	87,243	(5)	*
Colin B. Kinley	3,726	(5)	*
Donald K. Miller	48,584	(6)	*
J. Samuel Butler	9,000	(6)	*
Anthony B. Helfet	9,000	(6)	*
David A. B. Brown	14,000	(6)	*
John J. Quicke	3,000	(6)	*
All directors and executive officers as a group (13 persons)	1,928,384	(7)	12.2%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options exercisable within 60 days of February 28, 2007. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 15,517,724 shares of common stock outstanding plus 280,233 options exercisable within 60 days of March 30, 2007, where said options are considered deemed shares attributed to a given beneficial owner.

(2)	The ownership reported is based on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, of AMVESCAP PLC (“AMVESCAP”), a U.K. entity, and its subsidiary in the United States, PowerShares Capital Management LLC (“PowerShares”), which is a registered investment advisor. The principal business address of AMVESCAP is 30 Finsbury Square, London EC2A 1AG, England.

(3)	The ownership reported is based upon the most recent Schedule 13G of Jeffrey Reynolds filed with the Securities and Exchange Commission on October 11, 2005. The Schedule 13G reports that as of September 28, 2005, Mr. Reynolds owned 684,062 shares of the Company’s common stock. The number reported in this Proxy Statement also includes 120,717 shares of the Company’s common stock that are currently being held in escrow and are subject to forfeiture during the two-year period following the merger of Reynolds, Inc. into a subsidiary of the Company to satisfy claims arising as a result of a breach of any of the representations, warranties or covenants of the Reynolds’ shareholders in the merger agreement. Mr. Reynolds does not have dispositive power with respect to such shares, but he does have the power to vote such shares. Also includes options for the purchase of 14,375 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to Mr. Reynolds. The business address for Mr. Reynolds is 4520 N. St. Rd. 37, Orleans, Indiana 47452.

(4)	Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P. and the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, which, combined, own 600,290 of the indicated shares. Also includes options for the purchase of 9,000 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to Mr. Obus.

(5)	Includes options for the purchase of 110,000 shares, 8,750 shares and 18,750 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to Messrs. Schmitt, Fanska and Despain, respectively. Also includes 2,028 shares held by Mr. Kinley indirectly through his wife.

(6)	Includes options for the purchase of 9,000 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to each of Messrs. Miller, Butler and Helfet, 3,000 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to Mr. Quicke and 13,000 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to Mr. Brown.

(7)	Includes options for the purchase of 280,233 shares of the Company’s common stock exercisable within 60 days of March 30, 2007, granted to all directors and executive officers of the Company as a group.
ITEM 2
APPROVAL OF THE LAYNE ENERGY, INC. 2007 STOCK OPTION PLAN
           On March 29, 2007, our Board of Directors unanimously adopted the Layne Energy, Inc. 2007 Stock Option Plan (the “Plan”), subject to stockholders’ approval at the Annual Meeting. Subject to increase or decrease in the event of any change in Layne Energy’s capital structure, the aggregate number of shares of Layne Energy’s common stock that may be issued pursuant to options granted under the Plan is limited to 10,000 shares, which will be 10% of the authorized common stock of Layne Energy, Inc. A copy of the Plan is attached as Appendix A to this Proxy Statement.

     We believe that equity compensation aligns the interests of management and employees with the interests of other stockholders. In the past, we awarded stock options to certain of our employees through our 1996 District Stock Option Plan and 2002 Stock Option Plan. Last year, we also adopted a new equity incentive plan, the Layne Christensen Company 2006 Equity Incentive Plan, so that we could continue granting stock-based awards to our employees.
     In addition, for our employees and the employees of our subsidiary to have incentive awards tied to the performance of our stock, we also believe it is appropriate for the employees of our subsidiary, Layne Energy, to have stock-based incentive awards that are targeted directly to the performance of the subsidiary itself. Therefore, the Plan is being proposed for stockholder approval so that we may issue stock options relating to the common stock of our subsidiary, Layne Energy, Inc.
     The approval of the Plan requires approval by a majority of the votes cast at the Annual Meeting.
     The Board of Directors recommends that you vote for the approval of the Plan.
     The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement.
General
     The objectives of the Plan are to encourage Layne Energy’s employees and the employees of our other affiliates to acquire a proprietary and vested interest in Layne Energy’s growth and performance and to assist us and Layne Energy in attracting and retaining key employees. The Plan provides for grants of incentive stock options (“ISOs”), which are entitled to special tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and non-qualified stock options (“NQSOs”), which are not entitled to such special tax treatment.
     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.
Administration
     Our Board of Directors will administer the Plan. Our Board is permitted, however, to delegate its discretionary authority over the Plan to a committee of the Board (the “Committee”), which, if such authority is delegated, will consist of at least two (2) directors, each of whom is a “non-employee director” (within the meaning of Rule 16b-3(b)(3) under the Securities Act of 1934) and an “outside director” (within the meaning of Code Section 162(m)). Members of the Committee may be removed at the discretion of the Board.
     The Committee is authorized to interpret the Plan and to adopt rules from time to time to carry out the Plan. The Committee also has the authority to (i) select the participants to whom options will be granted, (ii) determine the types of options to be granted and the number of shares covered by each option, (iii) set the terms and conditions of the options, and (iv) when initially establishing the terms for one or more stock options, determine the circumstances under which options may be canceled, forfeited or suspended. The Committee may also modify and amend the Plan and appoint agents for the proper administration of the Plan.
Shares Reserved for Options
     The aggregate number of shares of Layne Energy Inc.’s common stock, $0.01 par value, that may be issued pursuant to the Plan is limited to 10,000 shares. The shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares, and to the extent any options under the Plan is exercised, terminates, expires or is forfeited without payment being made in the form of common shares, the shares subject to such option that were not so paid will again be available for distribution under the Plan. In addition, any shares used for full or partial payment of the purchase price of shares with respect to which an option is exercised and any shares we withhold for the purpose of satisfying any tax withholding obligation (other than with respect to ISOs) will automatically become available under the Plan and not count against the authorized limit.
     The number of shares authorized under the Plan is subject to automatic adjustment due to changes resulting from payments of stock dividends or other distributions, stock splits, subdivisions, consolidations, combinations, reclassifications, recapitalizations and other corporate transactions in a manner that the Committee results in an equitable adjustment.

Eligibility and Limits on Options
     Any non-employee director, key employee of Layne Energy or an affiliate of Layne Energy or consultant of Layne Energy will be eligible to receive options under the Plan if the Plan is approved by our stockholders. ISOs will not be granted to non-employee directors.
     Although no final determination has been made as to which of our or Layne Energy’s employees or non-employee directors will receive grants under the Plan, the Committee anticipates granting an option to Mr. Kinley. No determination as to the number of Shares of Layne Energy common stock would be covered by Mr. Kinley’s option and no determination has been made as to which of our or Layne Energy’s other employees will be eligible for grants under the Plan; therefore, the benefits to be allocated to any individual other than Mr. Kinley, or the specific amount of any benefits to be provided to Mr. Kinley, are not presently determinable.
     The Plan places limits on the maximum amount of shares with respect to options that may be granted in any one taxable year. Participants may not receive awards of options covering in the aggregate more than 5,000 shares in any one taxable year.
     In addition, the aggregate fair market value (as of the grant date) of common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under the Plan or under any other equity plan of ours which qualifies as an incentive stock option plan under Code Section 422) may not exceed $100,000. To the extent such fair market value exceeds $100,000 during any calendar year, amounts in excess of $100,000 are treated as NQSOs.
General Terms of Options
     Each option granted to a participant under the Plan will be evidenced by an option agreement entered by the participant and Layne Energy. The option agreement will specify the terms and conditions of the option, including the number of shares subject to the option, the form of consideration available to be paid upon exercise of the option, the effect on the option of a termination of employment, and all other matters.
     Options granted under the Plan are not assignable or transferable by the participant except in the event of the participant’s death or incapacity and no option may be exercised more than ten years after its date of the grant. The Committee will establish the period of time within which the option, or portions thereof, may be exercised. Unless otherwise provided in an option agreement, in the event that there is a change in control (as defined in the Plan), each option will, without regard to the option’s vesting schedule, automatically become fully exercisable, as of the date of such change in control.
     A participant may be granted one or more stock options, which will be designated as either ISOs or NQSOs, however, if the aggregate fair market value of the ISO shares exceeds $100,000 or the maximum limitation in effect at the time of the grant under Section 422(d) of the Code, such stock options in excess of such limit will be treated as NQSOs.
     Each option award agreement will state the option exercise price, which will be determined in each case by the Committee, but in no event may the price be less than the fair market value of the underlying Layne Energy stock on the option’s grant date.
     The Committee may provide that Shares issuable upon the exercise of an Option are, under certain conditions, subject to restrictions whereby we or Layne Energy have (i) a right of first refusal with respect to such Shares, (ii) specific rights or limitations with respect to the participant’s ability to vote such Shares, or (iii) a right or obligation to repurchase all or a portion of such Shares, which restrictions or obligations may survive a participant’s termination of employment.
Federal Income Tax Consequences
     Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of options granted under the Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. State tax consequences may in some cases differ from those described below.
     Incentive Stock Options. ISOs are defined by Section 422 of the Code. A participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.
     Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the shares to the participant (a “Disqualifying Disposition”), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held.
     The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.
     If a participant pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired shares to the Company as payment of the exercise price. The shares received by the participant, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the participant in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the participant upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.
     Nonqualified Stock Options. A participant receiving a NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirements.
     Shares acquired upon the exercise of a NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.
     If a participant pays the exercise price, in whole or in part, with previously acquired shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering the previously acquired shares to the Company. Shares received by a participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.
     Deductibility of Options. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company or a majority owned subsidiary paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” We believe that awards of stock options to the executives subject to Code Section 162(m) will qualify for the performance-based compensation exception to the deductibility limit.

Other Information
     If approved by the stockholders, the Plan will be effective March 29, 2007, and will remain in effect, subject to the right of our Board to amend or terminate the Plan, until all shares subject to it have been purchased or acquired according to the Plan’s provisions. No options will be issued under the Plan after March 29, 2017, unless the Plan is re-approved by the stockholders. Any options granted before the Plan is terminated may extend beyond the expiration date.
     Our Board may amend the Plan at any time, provided that no such amendment will be made without approval by our stockholders if such approval is required under applicable statutory or regulatory authority, or if the Company is advised by its counsel that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan may adversely affect the rights of any participant under any then outstanding options granted under the Plan without the consent of that participant.
ITEM 3
STOCKHOLDER PROPOSAL TO SPIN-OFF WATER AND WASTEWATER INFRASTRUCTURE DIVISION
     North Star Partners LP (“North Star”), 274 Riverside Avenue, Westport, Connecticut 06880, who, together with its affiliates, is the beneficial owner of 142,122 shares of the Company’s common stock, has given notice of its intention to introduce the following resolution at the Annual Meeting:
     RESOLVED, that the stockholders of Layne Christensen Company (“Layne”), believing that there is significant unrealized value within the company, hereby request that the Board arrange for the tax free spin-off of the Water and Wastewater Infrastructure Division (the “Water Division”) to stockholders within the next twelve months.
Stockholder’s Statement in Support of the Proposal
     On March 31, 2006 Layne announced that it was hiring Morgan Joseph & Company, Inc., to conduct a strategic review of its operations. After considerable time and expense to stockholders (over $300,000 in fees), management decided that it would make no changes to the corporate organization. Morgan Joseph was not asked to make any specific recommendations and no action was taken by the Board.
     We do not support these decisions given the disparate makeup of our company, consisting of unrelated business segments that are typically valued with very different financial metrics. We believe that as a standalone business, the Water Division would benefit from a higher valuation, as well as from:
1.	Targeted Incentives and Greater Accountability for Employees. The standalone business can use stock based incentives that reward employees for the specific results and market performance of their business, which would improve the Water Division’s ability to attract and retain employees.

2.	Direct Access to Capital Markets. As a standalone business, the Water Division would not have to compete with Layne’s other segments for the company’s limited capital resources. It would be able to access the debt and equity markets as a focused enterprise and its cost of capital would be determined by investors’ view of its specific opportunities. It would also be able to use its own stock as currency for acquisitions, which would make it a more effective competitor when consolidation opportunities arise.

     Under the leadership of the current CEO, Layne has generated a history of poor returns, as is evidenced by the following chart:

FY Ended	Net	Beginning	Return on
Jan 31,	Income	Equity	Beg Equity*
($ in millions)
1995	$3.0	$37.3	7.9%
1996	$4.6	$40.3	11.4%
1997	$8.0	$54.0	14.9%
1998	$11.4	$62.7	18.2%
1999	$1.2	$114.3	1.1%
2000	$(7.7)	$113.3	-6.8%
2001	$(5.9)	$106.8	-5.5%
2002	$1.1	$93.9	1.1%
2003	$(13.5)	$95.9	-14.1%
2004	$2.7	$83.4	3.2%
2005	$9.8	$93.7	10.4%
2006	$14.7	$104.7	14.0%

Average			4.7%

*	(Net Income divided by Beginning Equity)
     We believe that by separating the Water Division from the current corporate structure, Layne stockholders would see an improvement on the historical level of returns and would receive a better overall valuation for their shares in the marketplace. North Star recommends that you vote “FOR” its stockholder proposal.
The Company’s Response to the Stockholder Proposal
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL.
     The Company is currently organized into three discrete business divisions, based on its primary product lines, as follows: (i) water and wastewater infrastructure (the “Water Division”), (ii) mineral exploration and (iii) energy.
     The Company is always open to strategic alternatives that may enhance stockholder value, including, as contemplated by the stockholder proposal, a realignment of its business divisions. In that regard, the Board of Directors engaged Morgan Joseph & Company, Inc. (the “Financial Advisor”) in March 2006 to assist the Board of Directors in evaluating and refining the Company as a whole. The Financial Advisor provided a report to the Company, which was thoroughly reviewed by the Company’s management and the Board of Directors. Management and the Board of Directors then undertook a consideration of several strategic alternatives, one of which included a spin-off of the Company’s Water Division. Upon completion of the strategic review process, the Board of Directors concluded that the Company’s current business organization would better serve to maximize stockholder value over time than a plan to fragment the Company’s businesses through spin-offs. In connection with the preparation of this Proxy Statement, the Board of Directors reconsidered the Company’s organizational structure and remains convinced that, at this time, the potential benefits of restructuring the Company’s operations are outweighed by the significant costs associated with implementation of the stockholder proposal.
     The stockholder proposal cites the “disparate makeup” of the Company and posits that the Water Division would have a higher valuation as a stand-alone business than as part of the Company. While North Star does not offer any data to substantiate this assertion, the Board of Directors believes that the Company’s current organization (i) offers operational synergies which allow the Company to spread its operational costs across the three business divisions and (ii) is more attractive to investors than splitting the Company into two separate, publicly traded micro-cap companies.
     Management believes the current organizational structure provides the Company with a number of synergistic benefits. For instance, the Company’s three operating divisions currently benefit from the combined purchasing power of the Company. Whenever possible, the Company seeks to leverage the combined purchasing power of its three operating divisions in order to obtain volume discounts from its suppliers. If the Company were to spin-off the Water Division as suggested in the stockholder proposal, the two resulting companies would lose the benefit of this combined purchasing power and could experience significant cost increases for numerous items, including insurance, health care, drilling equipment and the like.
     In addition, the Company’s three operating divisions currently share the costs of being a public reporting company. The Board of Directors believes that implementation of the stockholder proposal would further increase the overall corporate expense by requiring costly duplication in certain functions, such as legal, tax compliance, public financial reporting, corporate governance compliance, auditing, human resources and treasury. As separate businesses, the Water Division and the Minerals/Energy Divisions would become micro-cap companies with, in the view of the Board of Directors, a substantially diminished opportunity to cover their costs as a public company.
     The spin-off of the Water Division would likewise, in the judgment of the Board of Directors, reduce the ability of both the remaining Minerals/Energy Divisions and the Water Division to raise capital. As micro-cap companies, they would have particular difficulty accessing debt and equity markets and would likely experience a rise in their cost of capital as investors and industry analysts would discount their potential returns. The Board of Directors also believes that two smaller companies would have a more difficult time attracting coverage from analysts.
     North Star suggests that the Company could improve the Water Division’s ability to attract and retain employees with equity-based incentives tied to the performance of the Water Division. However, the Board of Directors notes that the Company has been able to attract and retain an experienced team of employees by offering targeted cash bonuses to Company employees based on division performance and has likewise been able to make important strategic acquisitions using Company common stock. The Board of Directors believes that micro-cap stock, with the associated reduced liquidity, would be much less valuable to both Company employees and acquisition targets than the Company’s current common stock.
     The Board of Directors is committed to growing each of the Company’s operating divisions and intends periodically to reconsider and evaluate the Company’s strategic direction as the Company’s operations change over time. However, the Board of Directors believes that, at this time, a spin-off of the Water Division would not be in the best interests of the stockholders.
     Finally, the Board of Directors disagrees with the assertion that the Company has experienced “a history of poor returns” and directs stockholders to the below chart, which tracks the recent performance of Company common stock against the stock of competitor water treatment and water utility companies:
LAYN has outperformed water utilities and water products / services stocks over the past 5 years

The stockholder proposal presents serious financial and business risks for the Company and risk of loss to its stockholders that outweigh any potential for financial reward from its implementation. The Board of Directors continues to believe that the stockholder proposal to disaggregate the Company is designed to exploit current market and other circumstances for short-term gain at the expense of long-term value and therefore is contrary to the best interest of Company stockholders at this time. Regardless of the outcome of the vote on the stockholder proposal, the Board of Directors has and will continue to consider all reasonable avenues to increase stockholder value. However, the Board of Directors urges stockholders to reject the stockholder proposal for all the reasons set out above.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.
ITEM 4
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP to audit the books, records and accounts of the Company for the year ending January 31, 2008. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Audit Committee’s decision in this regard.
     Deloitte & Touche LLP has served as the Company’s independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
     During fiscal 2006 and 2007, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) provided various audit and non-audit services to the Company as follows:
(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and assessment of internal controls over financial reporting, and review of financial statements included in the Company’s Form 10-Q reports.

Fiscal 2006	Fiscal 2007
$2,373,200	$2,431,900
(b)	Audit-Related Fees: Audit-related fees include benefit plan audits and consultation on various matters.

Fiscal 2006	Fiscal 2007
$97,300	$164,500
(c)	Tax Fees: Tax fees include income tax consultation, including a study in 2005 and 2006 on the deductibility of certain travel-related costs.

Fiscal 2006	Fiscal 2007
$278,400	$180,300
(d)	All Other Fees: All other fees relate to licensing of access to an on-line accounting research facility. The Company did not incur any fees relating to the design and implementation of financial information systems in either fiscal 2006 or fiscal 2007.

Fiscal 2006	Fiscal 2007
$1,500	$1,500

     The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent accountant’s independence and has determined that such services have not adversely affected Deloitte & Touche’s independence.
     The Audit Committee’s Policy for the Approval of Audit, Audit-Related, Tax and Other Services provided by the Independent Auditor provides for the pre-approval of the scope and estimated fees associated with the current year audit. The policy also requires pre-approval of audit-related, tax and other services specifically described by management on an annual basis and, furthermore, additional services anticipated to exceed the specified pre-approval limits for such services must be separately approved by the Audit Committee. Finally, the policy outlines nine specific restricted services outlined in the SEC’s rule on auditor independence that are not to be performed by the independent auditor. None of the services performed by Deloitte & Touche, as described above, were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.
     All of the services described in sections (b), (c) and (d) above were pre-approved by the Audit Committee.
     Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent registered public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent registered public accounting firm as independent auditors for the Company.
     The Board of Directors recommends that you vote for approval of the selection of Deloitte & Touche LLP.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and certain persons who own more than 10% of the Company’s outstanding common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2007, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met.
OTHER BUSINESS OF THE MEETING
     The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.
ANNUAL REPORT
     A copy of the Company’s Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2007, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2007 (THE “FORM 10-K”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 23, 2007, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN COMPANY AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. The Company’s Form 10-K is also available on its website at www.laynechristensen.com. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company’s reasonable expenses in furnishing such exhibits.

ADVANCE NOTICE PROCEDURES/
STOCKHOLDER NOMINATION SUBMISSION PROCESS
     Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2008 annual meeting, between January 9 and February 8, 2008. In addition, any stockholder who wishes to submit to the Board a potential candidate for nomination to the Board must deliver written notice of the nomination within this time period. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director:
     (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
     (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
     (c) the name and address of such stockholder, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;
     (d) the class and number of shares of the Company which are owned beneficially and of record by the nominating stockholder and each nominee proposed by such stockholder;
     (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
     (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. Section 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
     (g) the consent of each nominee to serve as a director of the Company if so elected.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.
     These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
It is presently anticipated that the 2008 Annual Meeting of Stockholders will be held on June 5, 2008. Stockholder proposals intended for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders must be received at the Company’s offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than January 7, 2008. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.
By Order of the Board of Directors.
Steven F. Crooke
Senior Vice President—General Counsel and Secretary
May 4, 2007

Mission Woods, Kansas

Appendix A
LAYNE ENERGY, INC.
2007 STOCK OPTION PLAN
SECTION 1
INTRODUCTION
1.1	Establishment. Layne Energy, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Company”), hereby establishes the Layne Energy, Inc. 2007 Stock Option Plan (the “Plan”) for certain employees, nonemployee directors and consultants of the Company.
1.2	Purpose. The purpose of this Plan is to encourage employees, nonemployee directors and consultants of the Company and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees, nonemployee directors and consultants by providing them with the opportunity to participate in the success and profitability of the Company.
1.3	Duration. The Plan shall commence on the Effective Date and, subject to the stockholder approval described in Section 1.4, shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 11 hereof, until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Options shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.
1.4	Plan Subject to Stockholder Approval. Although the Plan is effective on the Effective Date, the Plan’s continued existence is subject to the approval of the stockholders of Layne Christensen Company, the parent corporation of the Company, within 12 months of the Effective Date. Any Options granted under the Plan after the Effective Date but before the approval of the Plan by the stockholders of Layne Christensen Company will become null and void if the stockholders of Layne Christensen Company do not approve this Plan.
SECTION 2
DEFINITIONS
2.1	The following terms shall have the meanings set forth below.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Affiliate” of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, then the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in an Option Agreement,
(i)	A Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty,
(ii)	Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which

Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed,

(iii)	A Participant’s habitual neglect of duties, including repeated absences from work without reasonable excuse, or

(iv)	A Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;
provided, however, that for purposes of clauses (ii), (iii) and (iv), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.
     “Change in Control” means the first to occur of the following events:
(i)	Any Person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (ii) of this definition; or

(ii)	There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iii)	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of

(ii)

transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions.
“Code” means the Internal Revenue Code of 1986.
“Committee” means (i) the Board, (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan or (iii) the compensation committee of Layne Christensen Company.
“Company” means Layne Energy, Inc., a Delaware corporation, and any successor thereto.
“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Employee” means an Employee that meets the definition of “covered employee” under Section 162(m)(3) of the Code.
“Date of Grant” or “Grant Date” means, with respect to any Option, the date as of which such Option is granted under the Plan.
“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Stock Option and the period after time following a separation from service a Holder has to exercise such Incentive Stock Option, “disabled” shall have the same meaning as defined in Code section 22(e)(3).
“Effective Date” means March 29, 2007.
“Eligible Employees” means key Employees (including officers and directors who are also employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.
“Employee” means a common law employee of the Company or an Affiliate.
“Executive Officer” means (i) the president of the Company, any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.
“Fair Market Value” means, if the Shares are not traded on a national securities exchange, the value a Share as of any date set forth in an independent appraisal of the Company obtained from an independent qualified appraiser retained by the Committee. If the Committee determines in good faith that, due to such independent appraisal having been obtained within the immediately preceding 12 months, the earlier appraisal continues to reflect the true fair market value of the Shares, the Committee may use the most recent independent appraisal as establishing the fair market value of the Shares. If the Shares are traded on a national securities exchange, the Committee may determine that the fair market value of the Shares shall be based upon the closing price on the trading day of the applicable date as reported in The Wall Street Journal and consistently applied. If the securities exchange is closed on the applicable date, the closing price on the next day the securities exchange is open will be the fair market value.

(iii)

“Holder” means a Participant or Beneficiary who is in possession of an Option Agreement representing an Option that (i) in the case of a Participant has been granted to such individual, or (ii) in the case of a Beneficiary has transferred to such person under the laws of descent and distribution and, with respect to each (i) and (ii), such Option Agreement has not expired, been canceled or terminated.
“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
“Nonqualified Stock Option” means any Option to purchase Shares that is not an Incentive Stock Option.
“Option” means a right to purchase Stock at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.
“Option Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.
“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
“Optionee” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.
“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.
“Performance Period” means the period of time as specified by the Committee during which any performance goals are to be measured.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
“Plan” means the Layne Energy, Inc. 2007 Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.
“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.
“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.
“Separation from Service” means a Service Provider’s death, retirement, termination of service as a non-employee director or other termination of employment with the Company or Affiliate. A Separation from Service shall not occur if a Service Provider is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Service Provider has a right (either by contract or by statute) to reemployment with the Company. “Separation from Service” shall be interpreted in a manner consistent with Code Section 409A(a)(2)(A)(i).
“Service Provider” means an Eligible Employee, consultant or a nonemployee director of the Company.
“Share” means a share of Stock.
“Stock” means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.
“Subsidiary” means (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Option, in addition to a subsidiary corporation as defined in clause (i), a limited liability company, partnership or

(iv)

other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.
“Vested Option” means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
2.2	General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.
SECTION 3
PLAN ADMINISTRATION
3.1	Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Options to be eligible to qualify for an exemption under Rule 16b-3, the Committee may be structured to consist of two or more directors of Layne Christensen Company, all of whom qualify as “nonemployee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Options to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under section 162(m) of the Code, the Committee may be structured to consist of two or more directors of Layne Christensen Company, all of whom shall qualify as “outside directors” within the meaning of Code section 162(m).
3.2	Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(a)	select the Service Providers to whom Options may from time to time be granted hereunder;

(b)	determine the type or types of Options to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options;

(d)	determine the terms and conditions of any Option, including, when initially granting an Option, whether and to what extent, and under what circumstance Options may be canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended;
(e)	determine whether, and to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property;

(f)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Option Agreement relating to the Plan or any Option hereunder;

(g)	modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(v)

(h)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3	Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members, or, if not already serving as the Committee, the compensation committee of Layne Christensen Company, such of its powers as it deems appropriate, including the power to sub-delegate, except that, pursuant to such delegation or sub-delegation, only the compensation committee of Layne Christensen Company, a member of the Board (or a committee thereof) may grant Options from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
3.4	Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Option or Option Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1	Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a calendar year as set forth in Section 5.5, no more than a total of 10,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or Treasury shares. Shares that are subject to an underlying Option and Shares that are issued pursuant to the exercise of an Option shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as Treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.2	Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.
4.3	Adjustments in Authorized Shares. If, without the receipt of consideration therefore by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, such that any adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Options may be granted under the Plan, and (ii) the Shares then included in each outstanding Option granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

(vi)

4.4	General Adjustment Rules.
(a)	If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be subject to Options.

(b)	In the case of any such substitution or adjustment affecting an Option such substitution or adjustments shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.
SECTION 5
PARTICIPATION
5.1	Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.
5.2	Types of Grants; Limits. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee or its designee, and receipt of one such Option shall not result in the automatic receipt of any other Option. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Option. Under no circumstance shall Incentive Stock Options be granted to (i) nonemployee directors or (ii) any person not permitted to receive Incentive Stock Options under the Code.
5.3	Option Agreements. Each Participant shall enter into an Option Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Option Agreement, Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Option Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Option Agreement(s) entered into hereunder, the provisions of the Plan shall govern.
5.4	Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Option Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Option Agreement, will be binding on the Participant.
5.5	Maximum Annual Award. The maximum number of Shares with respect to which an Option or Options may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 5,000 Shares (subject to adjustment pursuant to Sections 4.3 and 4.4).
SECTION 6
STOCK OPTIONS
6.1	Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.
6.2	Option Agreements. Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Optionee”), and which shall contain, or be subject to, the following terms and conditions, as well as such

(vii)

other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.
(a)	Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option. If, pursuant to this Section 6.2(a), an Incentive Stock Option is to be treated as a Nonqualified Stock Option and such Nonqualified Stock Option would not qualify for an exemption from Code section 409A, the Option will be automatically amended to be compliant with, or exempt from, Code section 409A.

(b)	Price. Each Option Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option’s Grant Date.

(c)	Duration of Options. Subject in all cases to Section 6.3, each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Optionee (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company must expire not more than five years from the Option’s Grant Date. Each Option Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Termination of Service, Death, Disability, etc. Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider on account of the Participant’s death, Disability, voluntary resignation, retirement, cessation as a director, or the Company having terminated such Optionee’s employment with or without Cause.

(e)	Transferability. Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.
(i)	Unless otherwise provided in the Option Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company a written notice specifying the number of Shares with respect to which such Option is exercised and

(viii)

payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below.

(ii)	The Option Exercise Price may be paid by any of the following methods:
A.	Cash or certified bank check;

B.	By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

C.	For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	Any combination of the consideration provided in the foregoing subsections (A), (B) and (C).
(iii)	The Company may not guarantee a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.
(g)	Date of Grant. Unless otherwise specifically specified in the Option Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Adjustment of Options. Subject to the limitations set forth below and those contained in Sections 6 and 11, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with a lower Option Exercise Price than the original Option Exercise Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NYSE rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such exchange’s or quotation system’s rules define what constitutes a repricing. The Committee also may not adversely affect the rights of any Optionee to previously

(ix)

granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
6.3	Compliance with Service Recipient Stock Rules Under Code Section 409A. As of the Effective Date, the Proposed Regulations issued under section 409A of the Code (the “Proposed 409A Regulations”) exempt nonqualified stock options from section 409A only if, among other requirements, the stock underlying the option qualifies as “service recipient stock.” The Proposed 409A Regulations provide that, if there is a controlled group of corporations which includes a publicly traded corporation, only the stock of that public entity will qualify as “service recipient stock.” Accordingly, until the Proposed 409A Regulations are modified, no Nonqualified Stock Option issued under this Plan relating to the Company’s stock will be exempt from Code section 409A. It is anticipated that the Final Regulations under Code section 409A may expand the definition of “service recipient stock” to include the stock of any member of the Company’s controlled group. In anticipation of this potential amendment, each nonqualified stock option issued under this Plan will initially be compliant with Code section 409A, such that the option may be exercised only in a calendar year which would otherwise serve as a permissible distribution date under Code section 409A(a)(2). However, if and when the Final Regulations under section 409A are issued and the “service recipient stock” definition is expanded to include stock of the Company, each outstanding Nonqualified Stock Option granted under this Plan may be exercised at any time before its expiration date, subject to the rules under the applicable Option Agreement relating to exercises of stock options after the Optionee’s Separation from Service with the Company.
6.4	Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.
SECTION 7
REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION
Except as otherwise provided in an Option Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that the Company undergoes a Change in Control, each Option shall without regard to any vesting schedule, automatically become fully exercisable as of the date of such Change in Control. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Options granted hereunder. The Committee may provide that Options granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.
SECTION 8
RIGHTS OF EMPLOYEES; PARTICIPANTS
8.1	Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.

(x)

8.2	Nontransferability. No right or interest of any Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Options shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the authorization of the Committee.
SECTION 9
GENERAL RESTRICTIONS
9.1	Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.
9.2	Compliance with Securities Laws.
(a)	Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
(b)	Each Holder who is a director or an Executive Officer is restricted from taking any action with respect to any Option if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.
9.3	Stock Restriction/Put or Call Agreement. The Committee may provide that Shares issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such shares, or (iii) a right or obligation to repurchase all or a portion of such shares, which restrictions or obligations may survive a Participant’s cessation or termination as a Service Provider.
SECTION 10
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or sale of stock shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance or salary continuation plan or other employee benefit plan of the Company or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

(xi)

SECTION 11
PLAN AMENDMENT, MODIFICATION AND TERMINATION
11.1	Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.
11.2	Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
11.3	Options Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder’s employment being terminated for Cause and Section 11.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Holder of such Option.
SECTION 12
WITHHOLDING
12.1	Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option shall be subject to the Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.
12.2	Withholding with Stock. The Committee may, in its sole discretion, permit the Holder to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Holder, Shares having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Holder. The Committee may require that any shares transferred to the Company have been held or owned by the Participant for a minimum period of time. All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Holder to have Shares withheld for this purpose will be subject to the following restrictions:
(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.
SECTION 13
NONEXCLUSIVITY OF THE PLAN
13.1	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude

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or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, or nonemployee directors generally, or to any class or group of employees, or nonemployee directors, which the Company now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
SECTION 14
REQUIREMENTS OF LAW
14.1	Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Option, Holders shall not be entitled to exercise, or receive benefits under any Option, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.
14.2	Code Section 409A. This Plan is intended to meet or be exempt from the requirements of Code section 409A and may be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. Any provision of this Plan that would cause an Option to fail to satisfy Code section 409A shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code section 409A.
14.3	Rule 16b-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
14.4	Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to the principles of the conflict of laws to the contrary.
SUBJECT TO THE STOCKHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS LAYNE ENERGY, INC. 2007 STOCK OPTION PLAN IS HEREBY ADOPTED BY THE BOARD OF DIRECTORS OF LAYNE ENERGY, INC. THIS 29th DAY OF MARCH, 2007.
THE PLAN SHALL REMAIN EFFECTIVE ONLY IF APPROVED BY THE STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY WITHIN 12 MONTHS HEREOF. ALL OPTIONS GRANTED UNDER THIS PLAN AFTER THE DATE HEREOF BUT BEFORE THE APPROVAL OF THE PLAN BY THE LAYNE CHRISTENSEN COMPANY STOCKHOLDERS WILL BECOME NULL AND VOID IF THE PLAN IS NOT APPROVED BY SUCH STOCKHOLDERS.

LAYNE ENERGY, INC.
By:
Name:
Title:

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c/o National City Bank Shareholder Service Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
ê Please fold and detach card at perforation before mailing. ê

LAYNE CHRISTENSEN COMPANY
2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David A.B. Brown, Andrew B. Schmitt and Steven F. Crooke, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2007 Annual Meeting of Stockholders of Layne Christensen Company (“Layne Christensen”) to be held at the Hyatt Regency Crown Center, located at 2345 McGee Street, Kansas City, Missouri, on Thursday, June 7, 2007, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the matters on the reverse side, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 4, 2007.

Dated:	, 2007

Signature

Signature (if held jointly)
Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

LAYNE CHRISTENSEN COMPANY	PROXY
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 4, AND “AGAINST” ITEM 3.
THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Item 1:	Election of two directors to hold office for terms expiring at the 2008 annual meeting of stockholders.
	❑ FOR ALL of the nominees listed below	❑ WITHHOLD AUTHORITY to vote for ALL of the nominees listed below	❑ ALL NOMINEES EXCEPT those lined through as noted below
	NOMINEES:	J. Samuel Butler Nelson Obus

To withhold authority to vote for any individual nominee(s), mark “ALL NOMINEES EXCEPT” and line through or otherwise strike out the name of any nominee for which you would like to withhold authority to vote.

Item 2:	Proposal to approve the Layne Energy, Inc. 2007 Stock Option Plan.
	❑ FOR ❑ AGAINST	❑ ABSTAIN

THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE “AGAINST” ITEM 3.

Item 3:	Stockholder proposal to spin off the Water and Wastewater Infrastructure Division of the Company to the stockholders.
	❑ FOR ❑ AGAINST	❑ ABSTAIN

THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE “FOR” ITEM 4.

Item 4:	Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen’s independent auditors for the fiscal year ending January 31, 2008.
	❑ FOR ❑ AGAINST	❑ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.
(Continued, and to be signed, on other side)